Press Release	Source: CrazyGrazer.com

Chairman Rock Newman Launches Crazygrazer.com and Seals It With a Kiss

Wednesday October 6, 4:00 pm ET

LAS VEGAS, NV--(MARKET WIRE)--Oct 6, 2004 -- Over the past two weeks Mr. Newman has appeared on such nationally syndicated shows as: "The Jim Rome Show," MSNBC/WFAN's "Imus In The Morning" show, ESPN's "Cold Pizza," Sporting News Radio, ESPNews and many other top market sports and business programs but no appearance made an impression like the "McEnroe" show.

WHO: Rock Newman, Chairman of CrazyGrazer.com

WHAT: Appears on CNBC's "McEnroe" show where he expresses his excitement for CrazyGrazer.com's recent launch by greeting the flamboyant CNBC host John McEnroe with a memorable smooch.

WHEN: TONIGHT!!! Wednesday, October 6, 2004 10pm EST/PST

WHERE: CNBC (check cable listings for channel)

WHY: This is an interesting opportunity to tune into an exciting program and view an interview with an infamous celebrity expressing his passion for his work.

MORE: Newman said "I love CrazyGrazer.com, and at that moment I loved John McEnroe for letting me speak about what a great thing we have started here at CrazyGrazer.com, I will not rest until CrazyGrazer.com is widely recognized as the undisputed market leader in retail E-Commerce."

Left Right Marketing Technology, Inc., (LRMK) traded on the Over-the-Counter Bulletin Board (OTC BB:LRMK.OB - News), owns and operates CrazyGrazer.com -- a Nevada based e-commerce shopping mall (www.crazygrazer.com).

Contact:

Bonnie Smith

CrazyGrazer.com

702-260-9305

bsmith@crazygrazer.com

Charles Leone

Alan Taylor Communications

212-714-1280

charles@alantaylor.com

Source: CrazyGrazer.com